UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                                   May 1, 2001
                Date of Report (Date of earliest event reported)

                          FINANCIAL INSTITUTIONS, INC.

                            -------------------------

             (Exact name of registrant as specified in its charter)

            New York                      0-26481                 16-0816610
            --------                      -------                 ----------
(State of other jurisdiction of         (Commission             (IRS Employer
 incorporation or organization)          File No.)           Identification No.)

                   220 Liberty Street, Warsaw, New York 14569
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              (Address of principal executive offices and zip code)

                                 (716) 786-1100
                                   -----------
              (Registrant's telephone number, including area code)

Item 2. Acquisition or Disposition of Assets

      On November 2, 2000, Bath National Corporation ("Bath") and Financial Institutions, Inc. ("FII"), entered into an Agreement and Plan of Merger (the "Merger Agreement") dated November 2, 2000, between Bath, FII and FII's recently formed merger subsidiary, FI Subsidiary I, Inc. ("FISI").

      On May 1, 2001, FII acquired Bath in accordance with the Merger Agreement and Bath National Bank became a wholly owned subsidiary of FII.

      The consideration for this transaction was $48.00 per issued and outstanding share of Bath for a total aggregate consideration of $62,600,000. The sources of the consideration are general corporate funds, approximately $15,000,000 in proceeds from FII's issuance of guaranteed preferred beneficial interests in corporations junior subordinated debentures and approximately $6,000,000 from a third-party lender. The merger was accounted for as a purchase transaction.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (a)   Financial statements of the company acquired.

            The consolidated financial statements of Bath National Corporation for the year ended December 31, 2000 contained in its Form 10-K filed with the SEC on April 2, 2001 is incorporated herein by reference.

      (b)   Exhibits.

            2.1 Agreement and Plan of Merger, dated November 2, 2000, between Bath, FII and FI Subsidiary I, Inc. incorporated herein by reference to Bath National Corporation's Form 8-K/A previously filed with the SEC on November 13, 2000.

            10.1 Employment Agreement between Bath National Bank and Douglas L. McCabe dated May 1, 2001.

            23.1  Consent of KPMG LLP, independent auditors, dated May 11, 2001.

            23.2 Consent of Urbach Kahn & Werlin LLP, independent auditors, dated May 11, 2001.

            99.1  Press release dated May 1, 2001

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FINANCIAL INSTITUTIONS, INC.


Dated: May 11, 2001                 By: /s/ Peter G. Humphrey
                                        ---------------------------------
                                    Name:  Peter G. Humphrey
                                    Title: President and Chief Executive
                                           Officer